Timken Reports Strong Fourth-Quarter Results
to Close Out a Record 2023

•Sales of $1.09 billion in the fourth quarter, up 1 percent from last year
•Fourth-quarter earnings per share of $0.83; adjusted EPS of $1.37
•Record full-year sales of $4.8 billion, up 6 percent from last year
•Full-year 2023 EPS of $5.47; record adjusted EPS of $7.05
•Full-year net income margin of 8.3 percent; adjusted EBITDA margin of 19.7 percent
•Company provides initial estimate for 2024 EPS of $4.90-$5.30, with adjusted EPS of $5.80-$6.20 on lower anticipated demand

NORTH CANTON, Ohio: February 5, 2024 — The Timken Company (NYSE: TKR; www.timken.com), a global leader in engineered bearings and industrial motion products, today reported fourth-quarter 2023 sales of $1.09 billion, up 0.9 percent from the same period a year ago. The increase was driven by the benefit of acquisitions (net of divestitures), higher pricing and favorable foreign currency translation, partially offset by lower volume across several industrial sectors including wind energy and off-highway.

Timken posted net income in the fourth quarter of $58.7 million or $0.83 per diluted share. This compares to net income of $97.2 million or $1.32 per diluted share for the same period a year ago.

Excluding special items (detailed in the attached tables), adjusted net income in the fourth quarter was $97.3 million or $1.37 per diluted share. This compares to adjusted net income of $98.2 million or $1.34 per diluted share for the same period in 2022. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the quarter was $195.4 million or 17.9 percent of sales, compared with $186.0 million or 17.2 percent of sales in the fourth quarter of last year.

Net cash from operations for the fourth quarter was $128.3 million, and free cash flow was $75.4 million. During the quarter, Timken returned $55.7 million of cash to shareholders through dividends and the repurchase of 450 thousand shares of company stock. In November, the company closed on the previously announced acquisition of iMECH, and in December, Timken completed the acquisition of Lagersmit, which adds engineered sealing solutions to its industrial motion portfolio. Collectively, these two transactions are expected to add around $70 million of pro forma annual revenue and be accretive to company operating margins (excluding acquisition-related costs).

“We delivered excellent results in the fourth quarter to close out another record year for The Timken Company,” said Richard G. Kyle, Timken president and chief executive officer. “In 2023, we grew revenue, expanded margins and set a new all-time record for adjusted earnings per share as our team executed well in this dynamic environment. The year also marked several other significant accomplishments, including six acquisitions and increasing our annual dividend for the 10th consecutive year. Through consistent execution of our profitable growth and capital allocation strategies, we continue to scale and enhance our position as a diversified industrial leader and improve our ability to deliver higher levels of performance.”

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2023 Full-Year Results and Highlights

For 2023, sales were a record $4.8 billion, up 6.1 percent compared with 2022. The increase was primarily driven by the benefit of acquisitions (net) and the impact of higher pricing, partially offset by lower volume and unfavorable foreign currency translation. Organically, 2023 sales were up 1.1 percent versus 2022.

Net income was $394.1 million or $5.47 per diluted share for the year, compared with net income of $407.4 million or $5.48 per diluted share a year ago. The modest year-over-year decrease reflects the impact of lower volume, higher operating costs and interest expense, unfavorable foreign currency, and the impact of higher pension remeasurement, impairment, restructuring and acquisition-related charges, partially offset by the impact of favorable price/mix, lower material & logistics costs, and the net benefit of acquisitions.

Excluding special items (detailed in the attached tables), adjusted net income was $508.1 million or a record $7.05 per diluted share in 2023. This compares with adjusted net income of $480.3 million or adjusted earnings of $6.46 per diluted share in 2022. Adjusted EBITDA for the year was $939.7 million or 19.7 percent of sales, compared with $855.9 million or 19.0 percent of sales in 2022.

Net cash from operations for the full year was $545.2 million, and free cash flow was $357.4 million. Timken ended the year with net debt to adjusted EBITDA at 2.1 times.

Among other highlights in 2023, the company:

•Expanded its Industrial Motion segment with the acquisitions of Nadella, Des-Case, Rosa Sistemi and Lagersmit. The company also bolstered its engineered bearings portfolio with the acquisitions of American Roller Bearing and iMECH. In total, Timken allocated $639 million toward these six strategic acquisitions;

•Repurchased 3.16 million shares, or over 4 percent of outstanding shares, and increased its quarterly dividend. In 2023, the company achieved 101 straight years of paying quarterly dividends and marked its tenth consecutive year of higher annual dividends. In total, Timken returned $345 million to shareholders during the year through dividends and share repurchases; and

•Was named one of America’s Most Responsible Companies for the fourth straight year by Newsweek magazine and Statista Inc., and one of the World’s Most Ethical Companies® for the 12th time by Ethisphere Institute, reflecting the company’s continued commitment to corporate social responsibility and strong core values.

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Fourth-Quarter 2023 Segment Results

Engineered Bearings sales of $724.2 million decreased 2.4 percent from the same period a year ago. The decrease was driven by lower volume, partially offset by the benefit of acquisitions (net), higher pricing and favorable foreign currency translation.

EBITDA for the quarter was $123.0 million or 17.0 percent of sales, compared with EBITDA of $129.6 million or 17.5 percent of sales for the same period a year ago. The decrease in EBITDA was driven primarily by the impact of lower volume, higher operating costs and unfavorable foreign currency, partially offset by favorable price/mix, lower material & logistics costs, and the benefit of acquisitions.

Excluding special items, adjusted EBITDA in the quarter was $132.5 million or 18.3 percent of sales, compared with $134.2 million or 18.1 percent of sales in the fourth quarter of last year.

Industrial Motion sales of $367.0 million increased 8.0 percent compared with the same period a year ago. The increase was driven by the benefit of acquisitions (net), higher pricing and favorable foreign currency translation, partially offset by lower volume.

EBITDA for the quarter was $62.6 million or 17.1 percent of sales, compared with EBITDA of $60.4 million or 17.8 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by favorable manufacturing costs, the benefit of acquisitions and favorable price/mix, partially offset by lower volume and higher acquisition-related charges.

Excluding special items, adjusted EBITDA in the quarter was $81.6 million or 22.2 percent of sales, compared with $64.9 million or 19.1 percent of sales in the fourth quarter of last year.

2024 Outlook

Timken is setting an initial outlook for 2024 revenue to be down in the range of 2.5% to 4.5% in total, as the benefit of acquisitions completed during 2023 is expected to be more than offset by lower anticipated organic revenue based on the current demand environment. The company is planning for earnings per diluted share in the range of $4.90 to $5.30 and adjusted earnings per diluted share in the range of $5.80 to $6.20.

“We are focused on delivering resilient performance in 2024 through softer industrial markets while continuing to advance our proven strategy,” said Kyle. “Our team is actively managing costs and driving operational excellence initiatives across the enterprise to mitigate a lower organic revenue outlook. We will also benefit from recent acquisitions and are accelerating integration activities to realize synergies.”

Kyle continued, “We expect to deliver solid operating margins and a significant step-up in free cash flow in 2024, which coupled with our strong balance sheet will continue to fuel our profitable growth strategy and capital allocation priorities. We remain confident in our ability to navigate macroeconomic volatility, profitably grow through industrial cycles, and deliver strong returns for shareholders.”

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Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Monday, February 5, 2024
11:00 a.m. Eastern Time
Live Dial-In: 833-470-1428
Or 404-975-4839
Access Code: 621328
(Call in 10 minutes prior to be included)

Conference Call Replay:	Replay Dial-In available through
February 19, 2024:
866-813-9403 or 929-458-6194
Replay Passcode: 121438

Live Webcast:	http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and industrial motion products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $4.8 billion in sales in 2023 and employs more than 19,000 people globally, operating from 45 countries. Timken has been recognized among America's Most Responsible Companies by Newsweek, the World's Most Ethical Companies® by Ethisphere, America's Most Innovative Companies by Fortune and America's Best Large Employers, Best Employers for New Graduates and Best Employers for Women by Forbes.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2024 Outlook," are forward-looking.

The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2023; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs, sanctions and hostilities; strained geopolitical relations between countries in which we have significant operations; weakness in global or regional general economic conditions and capital markets (as a result of financial stress affecting the banking system or otherwise); the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms in a high interest rate environment; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any

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accretion, synergies, and expected cashflow generation within expected timeframes or at all; fluctuations in customer demand; the company’s ability to effectively adjust prices for its products in response to changing dynamics; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions, commercial requirements, and company goals associated with climate change and emissions or other sustainability initiatives; unanticipated litigation, claims, investigations or assessments; changes in the global regulatory landscape; the company’s ability to maintain positive relations with unions and works councils; the company’s ability to compete for skilled labor and to attract, retain and develop management, other key employees, and skilled personnel at all levels of the organization; negative impacts to the company’s operations or financial position as a result of pandemics, epidemics, or other public health concerns and associated governmental measures; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2022, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$1,091.2	$1,082.0	$4,769.0	$4,496.7
Cost of products sold	759.9	774.2	3,259.9	3,164.7
Selling, general & administrative expenses	189.5	167.3	740.8	637.1
Amortization of intangible assets	17.4	11.7	65.7	43.9
Impairment and restructuring charges	5.2	1.8	45.5	44.1
Operating Income	119.2	127.0	657.1	606.9
Non-service pension and other postretirement (expense) income	(23.2)	14.6	(24.0)	9.3
Other (expense) income, net	(7.0)	4.1	(1.2)	5.5
Interest expense, net	(27.5)	(21.6)	(101.4)	(70.8)
Income Before Income Taxes	61.5	124.1	530.5	550.9
Provision for (benefit from) income taxes	(0.4)	25.0	122.5	133.9
Net Income	61.9	99.1	408.0	417.0
Less: Net income attributable to noncontrolling interest	3.2	1.9	13.9	9.6
Net Income Attributable to The Timken Company	$58.7	$97.2	$394.1	$407.4

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.84	$1.34	$5.52	$5.54
Diluted Earnings per share	$0.83	$1.32	$5.47	$5.48

Average Shares Outstanding	70,263,115	72,666,994	71,377,656	73,602,247
Average Shares Outstanding - assuming dilution	70,932,017	73,578,675	72,081,884	74,323,839

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BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2023	2022	2023	2022
Engineered Bearings
Net sales	$724.2	$742.2	$3,257.7	$3,092.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$123.0	$129.6	$661.7	$615.8
EBITDA Margin (1)	17.0%	17.5%	20.3%	19.9%
Industrial Motion
Net sales	$367.0	$339.8	$1,511.3	$1,404.1
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$62.6	$60.4	$262.0	$222.8
EBITDA Margin (1)	17.1%	17.8%	17.3%	15.9%
Unallocated corporate expense	$(22.0)	$(14.6)	$(69.9)	$(50.0)
Corporate pension and other postretirement benefit related (expense) income (2)	(22.3)	12.3	(20.6)	(2.9)

Consolidated
Net sales	$1,091.2	$1,082.0	$4,769.0	$4,496.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$141.3	$187.7	$833.2	$785.7
EBITDA Margin (1)	12.9%	17.3%	17.5%	17.5%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related (expense) income primarily represents actuarial (losses) and gains that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (losses) and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$418.9	$331.6
Restricted cash	0.4	9.1
Accounts receivable, net	671.7	699.6
Unbilled receivables	144.5	103.9
Inventories, net	1,229.1	1,191.3
Other current assets	170.3	168.5
Total Current Assets	2,634.9	2,504.0
Property, plant and equipment, net	1,311.9	1,207.4
Operating lease assets	119.7	101.4
Goodwill and other intangible assets	2,401.0	1,863.6
Other assets	74.2	96.0
Total Assets	$6,541.7	$5,772.4
LIABILITIES
Accounts payable	$367.2	$403.9
Short-term debt, including current portion of long-term debt	605.6	49.0
Income taxes	19.9	51.3
Accrued expenses	478.6	508.2
Total Current Liabilities	1,471.3	1,012.4
Long-term debt	1,790.3	1,914.2
Accrued pension benefits	172.3	160.3
Accrued postretirement benefits	30.2	31.4
Long-term operating lease liabilities	78.7	65.2
Other non-current liabilities	296.5	236.0
Total Liabilities	3,839.3	3,419.5
EQUITY
The Timken Company shareholders' equity	2,582.4	2,268.3
Noncontrolling interest	120.0	84.6
Total Equity	2,702.4	2,352.9
Total Liabilities and Equity	$6,541.7	$5,772.4

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2023	2022	2023	2022
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$61.9	$99.1	$408.0	$417.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52.3	42.0	201.3	164.0
Impairment charges	—	—	33.2	38.3
Stock-based compensation expense	7.7	8.1	30.6	30.4
Pension and other postretirement expense (income)	23.9	(12.5)	26.5	(0.6)
Pension and other postretirement benefit contributions and payments	(5.7)	(3.1)	(29.8)	(14.6)
Changes in operating assets and liabilities:
Accounts receivable	58.6	83.5	71.6	(73.5)
Unbilled receivables	(8.1)	20.1	(40.4)	(26.0)
Inventories	24.4	1.5	72.0	(145.6)
Accounts payable	1.4	2.4	(57.4)	(10.2)
Accrued expenses	(33.2)	5.1	(47.6)	91.9
Income taxes	(56.8)	5.4	(120.0)	12.7
Other, net	1.9	(10.1)	(2.8)	(20.0)
Net Cash Provided by Operating Activities	$128.3	$241.5	$545.2	$463.8
INVESTING ACTIVITIES
Capital expenditures	$(52.9)	$(55.9)	$(187.8)	$(178.4)
Acquisitions, net of cash received	(174.1)	(301.3)	(638.8)	(453.7)
Proceeds from divestitures, net of cash divested	9.0	32.9	13.5	33.9
Investments in short-term marketable securities, net	11.3	(13.2)	5.7	14.6
Other, net	(0.6)	6.2	0.9	10.3
Net Cash Used in Investing Activities	$(207.3)	$(331.3)	$(806.5)	$(573.3)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(23.2)	$(22.5)	$(94.0)	$(91.7)
Purchase of treasury shares	(32.5)	(18.3)	(250.9)	(211.6)
Proceeds from exercise of stock options	0.5	4.3	21.8	8.5
Payments related to tax withholding for stock-based compensation	(0.6)	(1.2)	(17.0)	(10.7)
Net proceeds from credit facilities	186.1	75.0	223.9	93.4
Net (payments) proceeds on long-term debt	(14.5)	84.1	184.0	419.5
Proceeds on sale of shares in Timken India Limited	—	—	284.8	—
Other, net	(4.4)	(3.1)	(5.5)	(0.6)
Net Cash Provided by Financing Activities	$111.4	$118.3	$347.1	$206.8
Effect of exchange rate changes on cash	11.8	10.6	(7.2)	(14.5)
Increase in Cash, Cash Equivalents and Restricted Cash	$44.2	$39.1	$78.6	$82.8
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	375.1	301.6	340.7	257.9
Cash, Cash Equivalents and Restricted Cash at End of Period	$419.3	$340.7	$419.3	$340.7

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	EPS	2022	EPS	2023	EPS	2022	EPS
Net Income Attributable to The Timken Company	$58.7	$0.83	$97.2	$1.32	$394.1	$5.47	$407.4	$5.48

Adjustments: (1)
Acquisition intangible amortization	$17.4		$11.7		$65.7		$43.9
Impairment, restructuring and reorganization charges (2)	7.5		3.8		51.6		39.5
Corporate pension and other postretirement benefit related expense (income) (3)	22.3		(12.3)		20.6		2.9
Russia-related charges (4)	4.7		0.3		8.5		15.6
Acquisition-related charges (5)	19.0		9.1		31.8		14.8
Loss (gain) on divestitures and sale of certain assets (6)	0.7		(2.9)		(5.2)		(2.9)
Tax indemnification and related items	—		0.3		—		0.3
Noncontrolling interest of above adjustments	(0.1)		0.4		(2.1)		(5.3)
Provision for income taxes (7)	(32.9)		(9.4)		(56.9)		(35.9)
Total Adjustments:	38.6	0.54	1.0	0.02	114.0	1.58	72.9	0.98
Adjusted Net Income Attributable to The Timken Company	$97.3	$1.37	$98.2	$1.34	$508.1	$7.05	$480.3	$6.46

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; (iv) impairment of assets; and (v) related depreciation and amortization. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. Impairment, restructuring and reorganization charges for 2022 included $29.3 million related to the sale of Timken Aerospace Drives Systems, LLC ("ADS"). The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related expense (income) represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables and write-down of a 51%-owned joint venture ("Russian JV") to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken-Rus Service Company ooo ("Timken Russia") business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

(5) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(6) Represents the net loss (gain) resulting from divestitures and sale of certain assets.

(7) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	Percentage to Net Sales	2022	Percentage to Net Sales	2023	Percentage to Net Sales	2022	Percentage to Net Sales
Net Income	$61.9	5.7%	$99.1	9.2%	$408.0	8.6%	$417.0	9.3%

Provision for (benefit from) income taxes	(0.4)		25.0		122.5		133.9
Interest expense	30.8		22.7		110.7		74.6
Interest income	(3.3)		(1.1)		(9.3)		(3.8)
Depreciation and amortization	52.3		42.0		201.3		164.0
Consolidated EBITDA	$141.3	12.9%	$187.7	17.3%	$833.2	17.5%	$785.7	17.5%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$7.4		$3.8		$50.8		$39.5
Corporate pension and other postretirement benefit related expense (income) (2)	22.3		(12.3)		20.6		2.9
Russia-related charges (3)	4.7		0.3		8.5		15.6
Acquisition-related charges (4)	19.0		9.1		31.8		14.8
Loss (gain) on divestitures and sale of certain assets (5)	0.7		(2.9)		(5.2)		(2.9)
Tax indemnification and related items	—		0.3		—		0.3
Total Adjustments	54.1	5.0%	(1.7)	(0.1)%	106.5	2.2%	70.2	1.5%
Adjusted EBITDA	$195.4	17.9%	$186.0	17.2%	$939.7	19.7%	$855.9	19.0%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. Impairment, restructuring and reorganization charges for 2022 included $29.3 million related to the sale of ADS. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense (income) represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables and write-down of Russian JV to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken Russia business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

(4) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(5) Represents the net loss (gain) resulting from divestitures and sale of certain assets.

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Reconciliation of segment EBITDA, after adjustments, to segment EBITDA, and segment EBITDA, after adjustments, as a percentage of sales to segment EBITDA, as a percentage of sales:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Engineered Bearings and Industrial Motion segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Engineered Bearings
	Three Months Ended December 31,				Twelve Months Ended December 31,
(Dollars in millions)	2023	Percentage to Net Sales	2022	Percentage to Net Sales	2023	Percentage to Net Sales	2022	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$123.0	17.0%	$129.6	17.5%	$661.7	20.3%	$615.8	19.9%
Impairment, restructuring and reorganization charges (1)	3.7		1.7		14.3		4.4
Russia-related charges (2)	4.7		0.3		8.5		15.6
Acquisition-related charges (3)	0.4		6.2		3.6		6.2
Loss (gain) on divestitures and sale of certain assets (4)	0.7		(3.6)		(5.5)		(3.5)
Adjusted EBITDA	$132.5	18.3%	$134.2	18.1%	$682.6	21.0%	$638.5	20.7%

Industrial Motion
	Three Months Ended December 31,				Twelve Months Ended December 31,
(Dollars in millions)	2023	Percentage to Net Sales	2022	Percentage to Net Sales	2023	Percentage to Net Sales	2022	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$62.6	17.1%	$60.4	17.8%	$262.0	17.3%	$222.8	15.9%
Impairment, restructuring and reorganization charges (1)	3.8		2.0		36.5		35.1
Acquisition-related charges (3)	15.2		1.4		21.0		4.9
Loss on divestitures and sale of certain assets (4)	—		0.8		0.3		0.6
Tax indemnification and related items	—		0.3		—		0.3
Adjusted EBITDA	$81.6	22.2%	$64.9	19.1%	$319.8	21.2%	$263.7	18.8%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. Impairment, restructuring and reorganization charges for 2022 included $29.3 million related to the sale of ADS. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables and write-down of Russia JV to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken Russia business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

(3) The acquisition-related charges represent the inventory step-up impact of the completed acquisitions.

(4) Represents the net loss (gain) resulting from divestitures and sale of certain assets.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see prior page), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
			December 31, 2023	December 31, 2022
Short-term debt, including current portion of long-term debt			$605.6	$49.0
Long-term debt			1,790.3	1,914.2
Total Debt			$2,395.9	$1,963.2
Less: Cash and cash equivalents			(418.9)	(331.6)
Net Debt			$1,977.0	$1,631.6

Total Equity			$2,702.4	$2,352.9

Ratio of Net Debt to Capital			42.2%	40.9%

Adjusted EBITDA for the Twelve Months Ended			$939.7	$855.9

Ratio of Net Debt to Adjusted EBITDA			2.1	1.9

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$128.3	$241.5	$545.2	$463.8
Less: capital expenditures	(52.9)	(55.9)	(187.8)	(178.4)
Free cash flow	$75.4	$185.6	$357.4	$285.4

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Reconciliation of Net Sales to Organic Sales
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that net sales, excluding the impact of acquisitions, divestitures and foreign currency exchange rate changes, allow investors and the Company to meaningfully evaluate the percentage change in net sales on a comparable basis from period to period.

	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022	$ Change	% Change
Net sales	$4,769.0	$4,496.7	$272.3	6.1%
Less: Acquisitions and divestitures	245.6	—	245.6	NM
Currency	(23.0)	—	(23.0)	NM
Net sales, excluding the impact of acquisitions, divestitures and currency	$4,546.4	$4,496.7	$49.7	1.1%

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2024 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.90	$5.30

Forecasted Adjustments:
Impairment, restructuring and other special items, net (1)	0.15	0.15
Acquisition-related intangible amortization expense, net	0.75	0.75
Forecasted full year adjusted diluted earnings per share	$5.80	$6.20

(1) Impairment, restructuring and other special items, net do not include the impact of any potential future mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

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